Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Merge Technologies Incorporated:
     We consent to the incorporation by reference in the registration statements (Nos. 333–34884, 333–100104, 333–107997, 333–40832, 333–40882, 333–107991, 333–125386) on Form S–8 and (No. 333–125603) on Form S–3 of Merge Technologies Incorporated of our reports dated March 8, 2007, except as to Note 2, which is as of December 27, 2007, with respect to the consolidated balance sheets of Merge Technologies Incorporated as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, comprehensive income (loss), and cash flows for each of the years in the three–year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in this December 31, 2006 Annual Report on Form 10–K/A of Merge Technologies Incorporated.
     Our report dated March 8, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that Merge Technologies Incorporated did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management identified and included in management’s assessment material weaknesses relating to an ineffective control environment, revenue recognition, income taxes, business combinations, and the implementation of a new accounting system.
     Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share–Based Payment, on January 1, 2006. Our report on the consolidated financial statements also refers to the restatement of the consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006.

/s/ KPMG LLP

Chicago, Illinois
December 27, 2007